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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  DECEMBER 30, 2001

                                VERTICALNET, INC.
               (Exact name of Registrant as Specified in Charter)


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
             PENNSYLVANIA                        0-25269               23-2815834
     (State or Other Jurisdiction              (Commission           (IRS Employer
           of Incorporation)                   File Number)       Identification No.)

700 DRESHER ROAD, HORSHAM, PA                                            19044
(Address of principal executive offices)                                Zip Code
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Registrant's telephone, including area code: 215-328-6100

                     507 Prudential Road, Horsham, PA 19044
         (Former name and former address, if changed since last report)
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ITEM 5. OTHER EVENTS

         On December 30, 2001, Verticalnet, Inc. (the "Registrant") announced publicly that it had acquired Atlas Commerce, Inc., a leading provider of private exchange software and strategic sourcing applications. Under the terms of a Merger Agreement, dated as of December 28, 2001, by and among the Registrant, Atlas Commerce and Everest Acquisition Co. (a wholly-owned subsidiary of the Registrant), Atlas Commerce merged with and into Everest Acquisition Co. The Registrant acquired all of the outstanding securities of Atlas Commerce in exchange for approximately 14,300,000 shares of the Registrant's common stock and $3.5 million. The Registrant also assumed the employee stock option plan of Atlas Commerce. The terms of the Merger Agreement were the results of arm's length negotiations among the parties.

         Under the terms of a Registration and Lock-Up Agreement dated as of December 28, 2001, by and among the Registrant and certain shareholders of Atlas Commerce, the Registrant is obligated to register on Form S-3 with the Securities and Exchange Commission 14,157,630 shares of the Registrant's common stock. The resale of 10,523,103 of such shares will be subject to volume and price restrictions as set forth in the Registration and Lock-Up Agreement. 3,632,532 of the shares being registered will be subject to certain lock-up restrictions as set forth in the Registration and Lock-Up Agreement; provided, however, that the holders of such shares shall have, under certain circumstances and for a 30-day period beginning at the earlier of (a) June 30, 2002 or (b) 101 days following the effectiveness of the registration statement, a right to sell a portion of those shares back to the Registrant for aggregate cash consideration of up to approximately $1.0 million.

         Copies of the Merger Agreement and the Registration and Lock-Up Agreement are attached hereto as Exhibits 2.1 and 2.2, respectively, and each is incorporated herein by reference. The above description is not intended as a substitute for reading the attached agreements. A copy of the press release issued by the Registrant on December 30, 2001 concerning the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                  (c) Exhibits.

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
                  2.1 Agreement of Merger dated as of December 28, 2001 by and among the Registrant, Everest Acquisition Co. and Atlas Commerce, Inc.

                  4.1 Registration and Lock-Up Agreement dated as of December 28, 2001 by and among the Registrant and certain shareholders of Atlas Commerce, Inc.

                  99.1     Press Release dated December 30, 2001
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          VERTICALNET, INC.

Date:    January 4, 2002            By:   /s/  James W. McKenzie, Jr.
                                          ---------------------------
                                          Name:    James W. McKenzie, Jr.
                                          Title:   Executive Vice President,
                                                   General Counsel and Secretary
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                                  EXHIBIT INDEX


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
Exhibit No.       Description of Exhibit
-----------       ----------------------
 2.1              Agreement of Merger dated as of December 28, 2001 by and among the Registrant, Everest Acquisition Co. and Atlas Commerce,
                  Inc.

 4.1 Registration and Lock-Up Agreement dated as of December 28, 2001 by and among the Registrant and certain stockholders of Atlas Commerce, Inc.

99.1              Press Release dated December 30, 2001
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